UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2007

CRAFT COLLEGE INC.

(Exact name of registrant as specified in charter)

Utah	20-4475522
(State or other jurisdiction	(I.R.S. Employer
of incorporation)	Identification No.)

1950 Stemmons Freeway, Suite 5001, Dallas Texas	75207
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (866) 891-9672

N/A

(Former name or former address, if changed since last report)

Item 8.01 OTHER EVENTS.

On June 27, 2007 Craft College Inc. issued a press release announcing that it has entered into an agreement with Top Down Communications Inc, an internet marketing firm to provide Craft College with its internet based marketing strategies. The Company also announced that Top Down Communications would purchase a complete series of Craft College DVDs

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

c) Exhibits

The following exhibits are furnished with this Form 8-K:

99.1 Press Release dated June 27, 2007: Craft College Inc Announces Agreement with Internet Marketing Firm and Sale of Complete Series of DVDs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

CRAFT COLLEGE INC.

Signature	Title	Date

PAT CASTILLO Pat Castillo	President, Chief Executive Officer, Chief Financial Officer, Secretary and Director	June 27, 2007